EXHIBIT B
                                                                       ---------


                                                                January 28, 2004


                                                Writer's Direct Telephone Number
                                                                   +56 2 4851050

                                                         Writer's E-Mail Address
                                                         mspiess@baraonamarre.cl

Mr. Nicolas Eyzaguirre
Minister
Finance Ministry
Republic of Chile
Teatinos 120, 12
Santiago
CHILE

               Re.:   Republic of Chile - Registration Statement.
                      U.S. $600,000,000 Floating Rate Notes Due 2008.
                      -----------------------------------------------

Dear Mr. Minister Eyzaguirre,

We have acted as special Chilean counsel to the Republic of Chile (the "Republic" or "Chile") in connection with the Chile's offering, pursuant to registration statement No. 333-102352, as amended, when it most recently became effective (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under Schedule B of the Securities Act of 1933, as amended (the "Securities Act"), of US$600,000,000 aggregate principal amount of Chile's Floating Rate Notes Due 2008 (the "Securities") pursuant to the Second Amended and Restated Fiscal Agency Agreement (as amended, the "Fiscal Agency Agreement") dated as of January 28, 2004 among the Republic and JPMorgan Chase Bank, as Fiscal Agent (the "Fiscal Agent").

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) the Registration Statement, the related prospectus dated January 16, 2004 (the "Prospectus");

(b) the prospectus supplement dated January 23, 2004 relating to the Securities (the "Prospectus Supplement"), as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(c)      a copy of the Fiscal Agency Agreement;

(d) the Securities, in the form of one or more global notes dated January 28, 2004, in the aggregate principal amount of US$600,000,000, executed by the Republic and authenticated by the Fiscal Agent;

(e) a copy of the Authorization Certificate under the Fiscal Agency Agreement, dated January 28, 2004, pursuant to which the terms of the Securities were established; and

(f) all the relevant provisions of the Political Constitution of the Republic of Chile (Constitucion Politica de la Republica de Chile) dated as of 1980, as amended (the "Constitution") and all relevant laws and orders of the Republic, including but not limited to the following (transcriptions of which are attached hereto - Texts in Spanish language have been translated into English in parallel):

         (i)    Article 32 number 8 and Article 60 number 7 of the Constitution;

         (ii)   Article 3 of Law No. 19,915;

         (iii)  Articles 45, 46 and 47 of the Decree Law No. 1,263; and

         (iv)   Decree Law No. 2,349; and

         (v) Supreme Decree No. 11 (Decreto Supremo N(degree) 11) dated January 13, 2004 of the Ministry of Finance of the Republic and published in the Official Gazette of January 22, 2004, as amended by the Supreme Decree No. 36 (Decreto Supremo N(degree) 36) dated January 21, 2004 of the Ministry of Finance of the Republic and published in the Official Gazette of January 23, 2004, (the "Supreme Decree").

In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified that all signatures on all such agreements and documents are genuine.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that that under and with respect to the present laws and regulations of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due execution by the Treasurer General of the Republic (Tesorero General de la Republica), due authentication (refrendacion) thereof by the Controller General of the Republic (Contralor General de la Republica) and due authentication pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

In giving the foregoing opinion, we have assumed that the Republic and each other party to the Fiscal Agency Agreement has satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement enforceable against it (except that no such assumption is made as to the Republic regarding matters of Chilean law).

The foregoing opinions are limited to the Chilean law. In particular, to the extent that the law of the United States of America and/or the law of the State of New York is relevant to the opinions expressed above, we have, without making any independent investigation, assumed the correctness of, and our opinion is subject to any qualifications, assumptions and exceptions set forth in, the opinion of Cleary, Gottlieb, Steen & Hamilton, special New York counsel to the Republic, dated as of the date hereof and included as Exhibit C to Post-Effective Amendment No. 5 to the Registration Statement No. 333-102352.

We hereby consent to the filing of this opinion as an exhibit to the Republic's Registration Statement No. 333-102352 and to the reference to our name under the caption "Validity of the Securities" in the prospectus and under the caption "Validity of the Notes" in the Prospectus Supplement.

In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.



                  Very truly yours,

                  /s/ Max Spiess
                  --------------
                  BARAONAMARRE
                  Max Spiess, a partner

      [Free translation from Spanish to English by Baraona Marre Abogados]
                             POLITICAL CONSTITUTION
                            OF THE REPUBLIC OF CHILE

                                    [omitted]

Article 32.- The President of the Republic shall have the following special authorities:

                                    [omitted]

8th. To exercise regulatory authority in all such matters that are not inherent to the legal scope, notwithstanding the power to rule other regulations, decrees and instructions that he/she believes convenient for the application of the laws.

                                    [omitted]

Article 60.- Matters of law only are:

                                    [omitted]

7) Those authorizing the State, its agencies and municipalities to take on borrowings, which shall be used to the financing of specific projects. The law shall indicate the sources of funds against which the debt must be serviced. However, a qualified quorum law will be required to authorize the taking on borrowings which expiration dates are beyond the term of office of the respective president.

       The provisions in this number shall not apply to the Central Bank.

                                    [omitted]





                              CONSTITUCION POLITICA
                            DE LA REPUBLICA DE CHILE

                                    [omitido]

Articulo 32.- Son atribuciones especiales del Presidente de la Republica:


                                    [omitido]

8.- Ejercer la potestad reglamentaria en todas aquellas materias que no sean propias del dominio legal, sin perjuicio de la facultad de dictar los demas reglamentos, decretos e instrucciones que crea convenientes para la ejecucion de las leyes;

                                    [omitido]

Articulo 60.- Solo son materias de ley:

                                    [omitido]

7) Las que autoricen al Estado, a sus organismos y a las municipalidades, para contratar emprestitos, los que deberan estar destinados a financiar proyectos especificos. La ley debera indicar las fuentes de recursos con cargo a los cuales deba hacerse el servicio de la deuda. Sin embargo, se requerira de una ley de quorum calificado para autorizar la contratacion de aquellos emprestitos cuyo vencimiento exceda del termino de duracion del respectivo periodo presidencial.

           Lo dispuesto en este numero no se aplicara al Banco Central.


                                    [omitido]

                                 LAW NO. 19,915
                           APPROVES THE PUBLIC SECTOR
                               BUDGET LAW FOR 2004

                                    [omitted]

                          II.- PROVISIONS COMPLEMENTARY

Article 3.- The President of the Republic is authorized to incur indebtedness, either in the country or abroad, either in national or foreign currency, up to the amount of US$ 1,419,300 thousand, which as indebtedness, it is included in the Calculation of Nation General Income.

He is also authorized to incur, in either the country or abroad, in indebtedness for the amount up to US$ 80,700 thousand or its equivalent in other foreign or local currencies.

For purposes of this article, bonds and other documents may be issued and placed in national or foreign currency, which may bear the printed signature of the Treasurer General of the Republic.

The portion of the indebtedness incurred under this authorization that is amortized in the 2004 governmental budgetary year and those which are incurred to make the payment in advance of liabilities incurred in former fiscal years, agreeing thereupon terms equal or shorter than the average term for the service of the liabilities that shall be extinguished, deducted the amortizations included in this law for year 2004, will not be considered in the calculation of indebtedness margin set forth in the foregoing paragraphs.

The authorization granted to the President of the Republic shall be exercised by supreme decrees issued through the Ministry of Finance, which shall identify the specific allocation of the indebtedness to be incurred and indicate the sources of funding against which the debt must be serviced. A copy of these decrees shall be sent to the Senate and the Chamber of Deputies' Finance Committees within the 15-day term following the date of their complete processing.

                                    [omitted]






                                 LEY No. 19.915
      APRUEBA LEY DE PRESUPUESTOS DEL SECTOR PUBLICO PARA EL ANO 2004

                                    [omitido]

                       II.- DISPOSICIONES COMPLEMENTARIAS

Articulo 3.- Autorizase al Presidente de la Republica para contraer obligaciones, en el pais o en el exterior, en moneda nacional o en monedas extranjeras, hasta por la cantidad de US$ 1.419.300 miles que, por concepto de endeudamiento, se incluye en el Calculo de Ingresos Generales de la Nacion.

Autorizasele, ademas, para contraer obligaciones, en el pais o en el exterior, hasta por la cantidad de US$ 80.700 miles o su equivalente en otras monedas extranjeras o en moneda nacional.

Para los fines de este articulo podran emitirse y colocarse bonos y otros documentos en moneda nacional o extranjera, los cuales podran llevar impresa la firma del Tesorero General de la Republica.

La parte de las obligaciones contraidas en virtud de esta autorizacion que sea amortizada dentro del ejercicio presupuestario 2004 y aquellas que se contraigan para efectuar pago anticipado de deudas constituidas en ejercicios anteriores, conviniendose a plazos iguales o inferiores al promedio que reste para el servicio de las deudas que se extinguiran, deducidas las amortizaciones incluidas en esta ley para el ano 2004, no seran consideradas en el computo del margen de endeudamiento fijado en los incisos anteriores.

La autorizacion que se otorga al Presidente de la Republica sera ejercida mediante decretos supremos expedidos a traves del Ministerio de Hacienda, en los cuales se identificara el destino especifico de las obligaciones por contraer, indicando las fuentes de recursos con cargo a los cuales debe hacerse el servicio de la deuda. Copia de estos decretos seran enviados a las Comisiones de Hacienda del Senado y de la Camara de Diputados dentro de los quince dias siguientes al de su total tramitacion.

                                    [omitido]

                          ORGANIC DECREE LAW NO. 1,263
              ON FINANCIAL ADMINISTRATION OF THE GOVERNMENT

Witnessed: The provisions in decree laws 1 and 128 of 1973 and 527 of 1974, the Governing Junta of the Republic of Chile has resolved to decree the following

Decree law:

                                    [omitted]

ARTICLE 45 The Treasurer General of the Republic shall subscribe government credit securities in the indebtedness assumed by the government.

Such securities, which should be signed abroad, may be subscribed by the official appointed by the President of the Republic in replacement of the Treasurer General.

ARTICLE 46 The Comptroller General of the Republic shall authenticate all public debt securities that are issued.

No public debt security will be valid unless it is authenticated by the Comptroller General of the Republic or another official or institution designated by the President at the proposal of the Comptroller General.

The office of the Comptroller General of the Republic will keep an account of all public indebtedness.

Article 47 The government may place public debt securities directly on the capital market through the Treasury General of the Republic or indirectly through placement by means of national or foreign financial consortiums or agents such as commercial banks, stock exchanges or akin.

It may be established that a fee will be paid upon placement of these securities.

                                    [omitted]


                         DECRETO LEY ORGANICO No. 1.263
                  DE ADMINISTRACION FINANCIERA DEL ESTADO

Vistos: lo dispuesto en los decretos leyes 1 y 128, de 1973, y 527, de 1974, la Junta de Gobierno de la Republica de Chile ha acordado dictar el siguiente

Decreto ley:

                                    [omitido]

ARTICULO 45 En las obligaciones que contraiga el Fisco, el Tesorero General de la Republica debera suscribir los titulos de creditos fiscales.

Los titulos referidos que deban firmarse en el exterior, podran ser suscritos por el funcionario que designe el Presidente de la Republica, en reemplazo del Tesorero General.

ARTICULO 46 El Contralor General de la Republica refrendara todos los documentos de deuda publica que se emitan.

Ningun documento de deuda publica sera valido sin la refrendacion del Contralor General de la Republica o de otro funcionario o institucion que, a propuesta de el, designe el Ejecutivo.

La Contraloria General de la Republica llevara la contabilizacion de toda la deuda publica.

ARTICULO 47 El Estado puede colocar los titulos de la deuda publica en el mercado de capitales directamente, por medio de la Tesoreria General de la Republica, o en forma indirecta, mediante la colocacion a traves de agentes o consorcios financieros nacionales o extranjeros tales como bancos comerciales, bolsas de comercio u otras.

Podra establecerse el pago de una comision por la colocacion de estos titulos.

                                    [omitido]

                              DECREE LAW NO. 2,349
                              ESTABLISHES RULES ON
                            INTERNATIONAL AGREEMENTS
                              FOR THE PUBLIC SECTOR

Witnessed: the provisions in Decree Laws No. 1 and 128 of 1973; No. 527 of 1974; No. 991 of 1976, and

Whereas:

1st.- It is a generalized commercial practice, also applicable to in our country, that in international agreements concerning net-worth-related businesses and transactions entered into by and between the State or its agencies, institutions and companies with foreign or international agencies, institutions or companies whose principal center of business is abroad, certain stipulations are inserted by virtue of which they are subjected to certain foreign legislation, they submit disputes to the jurisdiction of foreign courts, being them normal courts or arbitration tribunals, they agree to establish a special foreign domicile and they establish mechanisms that configure the procedural relationship.

2nd.- Within the Chilean judicial system, such stipulations are lawful and as such, are frequently applied in contracts entered into between private parties. They are also set out in the Code of Private International Law approved at the Sixth American International Conference, which has been in force in our country since 1934.

3rd.- Notwithstanding the full force of the regulations which give private parties the freedom to stipulate, it is convenient to regulate certain matters of the type mentioned above relative to the public sector according to our legal system, determining the scope of application of such stipulations and their effects.

Furthermore, it is necessary to modify some existing rules in order to harmonize them with these regulations.

The Governing Junta of the Republic of Chile has agreed to dictate the following

Decree Law:

Article 1.- The covenants which subject international agreements to foreign law, whose principal objective is related to business or transactions that are economic or financial in nature, entered into by international or foreign agencies, institutions or companies, whose principal center of business is abroad, with the Republic of Chile or its agencies, institutions or companies, are hereby declared valid.

Equally valid are stipulations by which disputes under such agreements have been or are subject to the jurisdiction of foreign courts, including arbitration tribunals provided for in pre-established arbitration mechanisms or in the respective contract, as well as stipulations that have designated or designate a particular domicile or representative abroad for the purposes of the agreement.

The provisions in the above subparagraphs are equally applicable to acts and contracts for which the Government of Chile or its agencies, institutions and companies have granted or grant their guaranty, in any manner, to third parties in the contracts referred to in the first paragraph. By virtue of submission to the jurisdiction of a foreign court, the right to invoke immunity from jurisdiction will cease, unless is expressly otherwise stipulated.

Article 2.- It is hereby declared that the government of Chile and its agencies, institutions or companies may waive immunity from enforcement in the agreements referred to in the preceding article. However, such waiver will be understood to be limited to performance of awards rendered in litigation relating to the specific agreement in which such waiver was agreed. In relation to agencies, institutions and companies whose legal capacity is separate from that of the State, the waiver will affect exclusively the property of the contracting party.

The waiver agreed to in the contracts to which this article refers, entered into prior to the effectiveness of this decree law, will be considered valid according to the same limitations indicated in the preceding paragraph.

Article 3.- For purposes of this decree law, agencies, institutions and companies of the State will be understood to include all public services, fiscal or semi-fiscal institutions, be they centralized or decentralized, State-owned companies and, in general, every autonomous agency created by law, as well as all corporations, enterprises or public or private entities in which the State or its corporations, enterprises or institutions, be they centralized or decentralized, have made capital contributions, are represented or hold interests in excess of 50% of the equity capital, even though specific regulations are required to enforce the public sector laws thereagainst.

Article 4.- In order for the agreements and stipulations indicated in articles 1 and 2, entered into subsequently to the effectiveness of this decree law, to be ruled by its provisions, the President of the Republic must, through a decree of the Minister of Finance, authorize the submission to foreign law or foreign courts, the election of domicile, the appointment of representatives abroad and the waiver of immunity from enforcement. The Central Bank and the Bank of the State of Chile are exempted from this requirement.

The President of the Republic may grant his authorization in general to specific agencies, institutions or companies of the government or for specific types of contracts in specific cases. In any case, this authorization may not be granted for a term longer than one year, although it may be renewed.

The authorization to which this article refers does not exclude other authorizations that may be necessary due to the nature of any specific agreement.

Article 5.- Without prejudice to the validity of the stipulations contained in existing acts or contracts, no waiver of immunity from enforcement will be valid regarding the funds, rights and assets that the Central Bank of Chile may maintain abroad of its own account, unless the waiver refers to obligations contracted by said Bank.

Article 6.- No waiver of immunity from enforcement will apply regarding the real estate, furniture and fixtures, destined to be used by a diplomatic or consular mission or the residence of the head of any such a mission.

No waiver of immunity from enforcement will be valid in relation to properties destined for military use, whether property with expressly military characteristics or property that is under the control of military authorities or defense agencies.

Article 7.- The stipulations contained in articles 1 and 2 may not be convened in the agreements under the decree law number 600 dated as of July 13, 1974, as amended.

Likewise, such stipulation will not be valid in agreements concerning concession of public property nor in acts and agreements entered into by and between agencies, institutions and companies of the State if their specific regulation has expressly excluded the subjecting to the law or jurisdiction of a foreign country, or that may establish that the disputes derived from those acts or agreements shall be subjected to the jurisdiction of Chilean law or national courts.

Article 8.- The designation of special representatives that is referred to in article 1 may, in the future, only fall upon the general, specific or district Chilean Consul, upon an agency or office of an agency, institution or company of the State of Chile located abroad, or upon the legal representative of said agency or office.

Article 9.- Any foreign State and its agencies, institutions and companies may request immunity from jurisdiction and enforcement in Chile, as applicable, under the same terms and with the same scope and exceptions recognized to the State of Chile or its agencies, institutions and companies in its legislation.

Article 10: Number 3 of Article 245 of the Civil Procedure Code will be replaced by the following:

            "3.- The party against whom the judgment is brought has been duly served the action. However, such party may prove that, for other reasons, it was unable to exercise its means of defense."

Article 11.- It is hereby declared that credit transactions abroad entered into with banks or financial institutions, be they international or foreign, have been and will be subject to the prevailing and usual practices on foreign capital markets regarding stipulations on interests, commissions, surcharges, prepayment and other financial conditions. The limitations of domestic law will not apply to them.

It will be presumed that the conditions contained in transactions approved by the Central Bank of Chile are those prevailing on the respective foreign capital market.

Transitory Article.- The provisions in paragraph first of Article 4 and in
Article 8 will not be applied to transactions approved by a competent authority prior to the effectiveness of this decree law.

                                    [omitted]


                              DECRETO LEY No. 2.349
             ESTABLECE NORMAS SOBRE CONTRATOS INTERNACIONALES
                             PARA EL SECTOR PUBLICO

Visto: lo dispuesto en los decretos leyes No. 1 y 128, de 1973; 527, de 1974; 991, de 1976, y

Considerando:

1- Que constituye una practica comercial generalizada, cuya aplicacion alcanza a nuestro pais, que en los contratos internacionales relativos a negocios y operaciones de caracter patrimonial que el Estado o sus organismos, instituciones y empresas celebran con organismos, instituciones o empresas internacionales o extranjeras, cuyo centro principal de negocios se encuentra en el exterior, se inserten estipulaciones en virtud de las cuales se les sujeta a determinada legislacion extranjera, se sometan las controversias que de ellos pudieran derivarse al conocimiento de tribunales extranjeros, sean ordinarios o arbitrales, se pacte domicilio especial fuera del pais y se establezcan mecanismos para configurar la relacion procesal.

2- Que, dentro del sistema juridico chileno, tales estipulaciones son licitas y en esta virtud tienen frecuente aplicacion en los contratos celebrados entre particulares, siendo de advertir, ademas, que ellas estan consagradas en el Codigo de Derecho Internacional Privado aprobado en la Sexta Conferencia Internacional Americana, el que rige en nuestro pais desde 1934.

3- Que, sin perjuicio de la plena vigencia de las normas en cuya virtud los particulares pueden ejercer la libertad de estipulacion, resulta de toda conveniencia regular en nuestro ordenamiento legal, con respecto al sector publico, determinadas cuestiones de la indole precedentemente considerada, precisando el ambito de aplicacion de tales estipulaciones y sus efectos.

Asimismo, se hace necesario modificar algunas normas existentes, a fin de armonizarlas con dicha regulacion.

La Junta de Gobierno de la Republica de Chile ha acordado dictar el siguiente,

Decreto ley:

Articulo 1.- Declarense validos los pactos destinados a sujetar al derecho extranjero los contratos internacionales, cuyo objeto principal diga relacion con negocios u operaciones de caracter economico o financiero, celebrados o que se celebren por organismos, instituciones o empresas internacionales o extranjeras que tengan el centro principal de sus negocios en el extranjero, con el Estado de Chile o sus organismos, instituciones o empresas.

Son igualmente validas las estipulaciones por las cuales se haya sometido o se sometan diferendos derivados de tales contratos a la jurisdiccion de tribunales extranjeros, incluyendo tribunales arbitrales previstos en mecanismos de arbitraje preestablecidos o en el respectivo contrato, como tambien las estipulaciones por las que se haya fijado o se fije domicilio especial y se haya designado o se designe mandatario en el extranjero para los efectos del contrato.

Lo dispuesto en los incisos anteriores igualmente es aplicable a los actos y contratos por los cuales el Estado de Chile o sus organismos, instituciones y empresas, hayan otorgado u otorguen, en cualquier forma, su garantia a terceros en los contratos a que se refiere el inciso primero. En virtud del sometimiento a la jurisdiccion de un tribunal extranjero, cesara el derecho a invocar la inmunidad de jurisdiccion, a menos de estipulacion expresa en contrario.

Articulo 2.- Declarase que el Estado de Chile y sus organismos, instituciones o empresas, podran renunciar a la inmunidad de ejecucion en los contratos referidos en el articulo anterior. Con todo, tal renuncia se entendera limitada al cumplimiento de sentencias recaidas en litigios derivados del contrato especifico en que ella se haya convenido. Tratandose de organismos, instituciones y empresas con personalidad juridica distinta a la del Estado, la renuncia afectara exclusivamente los bienes del dominio de la entidad contratante.

La renuncia pactada en los contratos a que se refiere este articulo, celebrados con anterioridad a la vigencia de este decreto ley, se entendera valida con las mismas limitaciones senaladas en el inciso anterior.

Articulo 3.- Para los efectos de este decreto ley, se entendera por organismos, instituciones y empresas del Estado, todo servicio publico, institucion fiscal o semifiscal, centralizada o descentralizada, empresa del Estado y, en general, todo organismo autonomo creado por ley como, asimismo, toda empresa, sociedad o entidad publica o privada en que el Estado o sus empresas, sociedades o instituciones, centralizadas o descentralizadas, tengan aportes de capital, representacion o participacion superiores al 50% del capital social, aun cuando se exija norma expresa para aplicarles las disposiciones legales del sector publico.

Articulo 4.- Para que los contratos y estipulaciones indicados en los articulos 1 y 2 convenidos con posterioridad a la vigencia del presente decreto ley, queden regidos por sus disposiciones, sera necesario que la sumision al derecho extranjero o a tribunales extranjeros, el senalamiento de domicilio, la designacion de mandatario en el extranjero y la renuncia a la inmunidad de ejecucion, cuenten con la autorizacion del Presidente de la Republica, dada mediante decreto del Ministerio de Hacienda. Se exceptuan de esta exigencia el Banco Central y el Banco del Estado de Chile.

El Presidente de la Republica podra otorgar su autorizacion en general a determinados organismos, instituciones o empresas del Estado, o en particular para algunas clases de contrato. En todo caso, esta autorizacion no podra concederse por un plazo superior a un ano; pero podra renovarse.

La autorizacion a que se refiere este articulo no excluye otras necesarias en razon de la naturaleza del contrato de que se trate.

Articulo 5.- Sin perjuicio de la validez de las estipulaciones contenidas en actos o contratos ya celebrados, no valdra renuncia alguna en cuanto a la inmunidad de ejecucion respecto de los fondos, derechos y bienes que el Banco Central de Chile mantuviere en el extranjero, por cuenta propia, salvo que dicha renuncia se refiera a obligaciones contraidas por dicho Banco.

Articulo 6.- No procedera renuncia alguna de inmunidad de ejecucion respecto de los bienes inmuebles y del mobiliario destinados a mantener una mision diplomatica o consular o la residencia del jefe de ellas.

No valdra renuncia alguna de inmunidad de ejecucion con respecto a bienes destinados a fines militares, tanto aquellos que sean propiamente de caracter militar como aquellos que se encuentren bajo el control de una autoridad militar
o agencia de defensa.

Articulo 7.- Las estipulaciones contenidas en los articulos 1 y 2 no podran pactarse en los contratos que se celebren en conformidad al decreto ley numero 600 de 13 de Julio de 1974, y sus modificaciones.

Asimismo, no procederan en los contratos que se celebren sobre concesiones de bienes fiscales, ni en los actos o contratos que celebren los organismos, instituciones o empresas del Estado de Chile, cuando la legislacion particular por la cual se rijan excluya en forma expresa la sumision a la ley o tribunal extranjeros, o disponga que los diferendos que de ellos deriven deban ser sometidos a la ley chilena o a tribunales nacionales.

Articulo 8.- La designacion de mandatarios especiales a que se refiere el articulo 1 solo podra recaer, en el futuro, en un consul chileno general o particular o de distrito, en alguna agencia u oficina de organismos, instituciones o empresas del Estado de Chile con sede en el extranjero, o en el representante legal de dicha agencia u oficina.

Articulo 9.- Cualquier Estado extranjero y sus organismos, instituciones y empresas podran impetrar en Chile la inmunidad de jurisdiccion y de ejecucion, segun el caso, en los mismos terminos y con igual amplitud e identicas excepciones como la reconociere su propia legislacion en favor del Estado de Chile o de sus organismos, instituciones y empresas.

Articulo 10.- Sustituyese el No. 3 del articulo 245 del Codigo de Procedimiento Civil, por el siguiente:

          "3.- Que la parte en contra de la cual se invoca la sentencia haya sido debidamente notificada de la accion. Con todo, podra ella probar que, por otros motivos, estuvo impedida de hacer valer sus medios de defensa."

Articulo 11.- Declarase que las operaciones de credito con el exterior, pactadas con instituciones o empresas bancarias o financieras, extranjeras o internacionales, han estado y estaran sometidas, en cuanto a estipulaciones sobre intereses, comisiones, recargos, pago anticipado y demas condiciones financieras, a las modalidades usuales imperantes en el mercado externo de capitales, sin que les sean aplicables las disposiciones limitativas sobre la materia de la legislacion nacional.

Se presume que las condiciones contenidas en operaciones aprobadas por el Banco Central de Chile son las imperantes en el respectivo mercado externo de capitales.

Articulo transitorio.- Lo dispuesto en el inciso primero del articulo 4 y en el articulo 8 no se aplicara a las operaciones aprobadas por la autoridad competente con anterioridad a la vigencia de este decreto ley.

                                    [omitido]

            GOVERNMENT OF CHILE
            MINISTRY OF FINANCE

 RE:                     AUTHORIZES  THE ISSUANCE  AND  PLACEMENT OF BONDS
                         ABROAD.

No.                     11.-

SANTIAGO,   January 13, 2004.

IN VIEW OF:              Article   32,   number   8,   of  the   Political
                         Constitution of the Republic of Chile,  article 3
                         of Law No.  19,915,  articles 45 and 46 of Decree
                         Law  No. 1,263  as of 1975,  Decree Law No. 2,349
                         as of 1978,  Supreme Decree  No. 1,009 as of 1978
                         of the Ministry of Finance,  as amended,  and the
                         Supreme   Decree   No. 217  as  of  1999  of  the
                         Ministry of Finance;

I DO DECREE THAT:

1. Any of the Minister of Finance or the Ambassador Consul General of Chile in the City of New York, indistinctly, ARE HEREBY AUTHORIZED to act on behalf of the Republic of Chile (hereinafter, the "Republic") in the issuance and placement of long-term direct debt securities (hereinafter, the "Bonds") that will be issued by the Republic and denominated in dollars of the United States of America (hereinafter, indistinctly, "US$" or "Dollars") up to a total aggregate amount of US$ 1,0 billion to be placed in the international capital markets.

In exercising this authority, the aforesaid representatives may execute, issue, enter into and sign all acts, contracts and documents required for the issuance, registration, placement and transfer of the Bonds and any other that might be required to duly accomplish the debt transaction so authorized.

Such acts, contracts and documents are referred to, but not limited to, any of the following:

(a) underwriting agreements whereby certain foreign financial institutions will undertake to acquire and, subsequently, place the Bonds among investors in the international capital markets;

(b) registration applications concerning the Bond issuance referred to herein, with administrative agencies and/or stock exchanges, and the amendments thereto;

(c) fiscal agency agreements, or any amendment thereto or to any fiscal agency agreement in which the Republic is currently a party thereto and, which is necessary to amend in order to allow the Bond issuance; and

(d)          the Bonds.

2. THE NET PROCEEDS procured by the placement of these Bonds will be used to the fulfillment of the obligations of Items 50-01-03 of the Public Treasury-Government Complementary Operations and 50-01-04 of the Public Treasury-Government Public Debt and prepayment of public debt for an approximate amount totaling US$ 450 million.

3. The Republic is HEREBY AUTHORIZED to issue the Bonds through either the new series hereby authorized or by means of the reopening (hereinafter, the "Reopening") of the series of bonds issued as of April 28, 1999 for an amount totaling US$ 500 million accruing an interest at a 6.875% rate, denominated in Dollars (hereinafter, the "Reopened Series") authorized by Supreme Decree No. 217 as of 1999 of the Ministry of Finance, which terms and conditions are hereby amended in every pertinent aspect towards the fulfillment of the due increase of the Reopened Series and the placement of the Bonds resulting from the Reopening. Therefore, the Supreme Decree No. 217 as of 1999 of the Ministry of Finance is so amended for all the legal and administrative purposes that might be applicable.

             Consequently, the Reopened Series may be increased up to US$ 1,0 billion, thus, once the Reopening is executed, the total amount of such series might amount up to US$ 1,5 billion.

             Each time this Supreme Decree mentions the term "Bond" it shall be deemed to refer to, also, to the Bonds resulting from the Reopening, unless it is otherwise expressly provided or so arises from the relevant context.

4. THE CHARACTERISTICS and financial conditions of the Bond issuance, either those pertaining to the new series hereby authorized or those resulting from the Reopening, will be the following, indicating specific exceptions to each case, as it may correspond:

(a)          Issuer: The Republic;

(b) Series, Securities and Preferences: The Bonds will be non-secured and non-preferred securities issued in one single series;

             As for the Reopening, the resulting Bonds shall be part of the Reopened Series and will have any securities and/or preferences that such Reopened Series might enjoy, if any;

(c) Denomination and Minimum Amounts: The Bonds will be denominated in Dollars and issued in a minimum amount of US$ 1,000 each;

(d) Issuance Term and Date: The Bonds may be issued at any time as from the date of publication of this Supreme Decree in the Official Gazette through March the 1st, 2004, both dates inclusive;

(e) Placement Term, Procedure and Price: The Bonds may be placed in one or more tranches as from their issuance date through March the 1st, 2004, both dates inclusive. The placement price shall not be lower than 96% of its par value;

(f) Amortization of Principal: The Bonds' principal will be amortized in one single installment, payable at maturity.

(g) Maturity: The Bonds will mature on the fourth anniversary of the issuance date.

             The Bonds resulting from the Reopening will mature at the date the Reopened Series contemplates to mature according with its specific terms and conditions;

(h)          Prepayment: The Bonds may be prepaid;

(i) Interest Rate: The placed Bonds will accrue an interest rate equal to the Dollar 180-day London interbank offered rate (LIBOR) plus an up to 0.70% margin. The documentation required to the issuance of the Bonds, may establish provisions that shall precise and duly complement the determining and calculation of such LIBO rate, in particular, regarding the specific or permanent substitution of such rate in the event of its unavailability in the relevant time or dates, as well as, on a bona fide basis, the establishing of other methods purporting the calculation of the interest rate applicable to the Bonds, if required.

             Nevertheless and despite the foregoing, the Bonds resulting from the Reopening will accrue the interest rate established for the Reopened Series and will start to accrue those interests as of the issuance date. However, the first interest payment will be made in an amount equal to as if those interests would have been accrued for the full interest period commencing on October 28, 2003;

(j) Interest Payment Date: Interest accrued by the Bonds, will be paid semi-annually, payable at the end of each interest period, and since the Bond placement.

             Interest accrued by the Bonds resulting from the Reopening shall be paid every 28th day of April and October concluding on April 28, 2009;

(k) Other Expenses and Participation Fee: It may be agreed upon the payment of other monetary obligations customary to this type of transactions in the international markets, such as default interest, set-offs, agency and/or participation fees, registration and/or listing fees, risk rating fee, and other fees, expenses and reimbursements in connection with this Bond issuance.

             Regarding the participation fee, it may not be higher than 0.35% of the aggregate proceeds procured from the Bond placement. The participation fee will be payable in Dollars and directly deducted from the Bond placement proceeds; and

(l) Fiscal Agency and Underwriting Agreements: Other terms and conditions of the Bonds or of their issuance and placement will be correspondingly established by the Republic in the respective underwriting agreement or fiscal agency agreement executed by the former with an international financial institution.

5. The Treasurer General of the Republic IS HEREBY AUTHORIZED to receive from the holders of the Bonds resulting from the Reopening, a Dollar amount equal to the interest that would be accrued by those Bonds between October 28, 2003 through the issuance date. The foregoing proceeds shall be used to pay-off the first interest installment payable on those Bonds.

6. THE FISCAL AGENCY AND UNDERWRITING AGREEMENTS shall be subject to the provisions of Decree Law No. 2,349 as of 1978 and Supreme Decree No. 1,009 as of even year therewith. The agreements aforementioned, respectively and as it may corresponds, may refer, but not be limited, to the following matters:

(a) issuance and/or placement procedures and Bond transfer -including their effects-;

(b)          prepayment, amendment and replacement of the Bonds;

(c)          Bonds payment place;

(d)          Bonds payment default effect;

(e) collective action clauses towards the amendment of the Bonds terms and conditions or to agree the accelerated payment thereupon;

(f)          Bonds payment acceleration rules;

(g)          subjecting of said agreements to foreign law or courts;

(h)          waiver of immunity from execution;

(i) indication of registered offices for the litigation service of process against the Republic; and

(j) appointment of representatives abroad for the service of litigation process against the Republic.

Upon the effective total or partial placement of the Bonds, the amendment of the terms and conditions under which the Bonds are issued or the amendment of the Bonds themselves shall be only effective and validly applicable and enforceable against the Republic once the foregoing had expressly consented on such amendments by means of a resolution deemed of equal or higher legal force to this Supreme Decree, what may also be done upon a Republic's resolution issued prior to the agreement concerning the amendment, to the extent, such resolution is contingent to the fulfillment of one or more express and specific conditions.

7. The Treasurer General of the Republic IS HEREBY AUTHORIZED to act on behalf of the Republic in the management of the Bond issuance that is hereby approved. In exercise of this authority he may:

(a) Pay the interest, set-offs, commissions, fees and expenses that may arise pursuant to this Supreme Decree; and

(b) Redeem the Bonds at maturity and enter into special agreements for early redemption thereof. In this event, the redemption may be done completely or in part, at any time, prorated, with neither premium nor sanction.

8. REDEMPTION of the Bonds, interest payments, commissions, set-offs, fees and other expenses shall be made by the Treasury General of the Republic by applying the funds that are annually contained in the Public Debt budget item of the Public Treasury Servicing Program.

9. THE AGREEMENTS and documents that are executed according with the provisions of section No. 1 herein, shall also be executed by the Treasurer General of the Republic and authenticated by the Comptroller General of the Republic by virtue of articles 45 and 46 of Decree Law No. 1,263 as of 1975.

10. The Ambassador Consul General of Chile at the City New York IS HEREBY AUTHORIZED to subscribe or execute the agreements and documents indicated in section No. 1 herein that are signed or executed abroad on behalf of the Treasurer General of the Republic, should he be unable to so subscribe and execute, and to authenticate the same on behalf of the Comptroller General of the Republic, should this latter so request.

11. The representatives mentioned in section No. 1 herein ARE HEREBY AUTHORIZED to agree upon stipulations in the agreements and documents they sign by virtue of this Supreme Decree proving such agreements to be governed by foreign law or courts, waiver of immunity from execution, indicate registered offices and appoint representatives abroad.

TO BE RECORDED, NOTIFIED AND PUBLISHED.

                                       RICARDO LAGOS ESCOBAR
                                     President of the Republic
                                     -------------------------

                NICOLAS EYZAGUIRRE GUZMAN
                   Minister of Finance



               GOBIERNO DE CHILE
            MINISTERIO DE HACIENDA

REF.:                    AUTORIZA  OPERACION  DE  EMISION Y  COLOCACION  DE
                              BONOS EN EL EXTERIOR.

No.                       11.-

SANTIAGO,    13 de enero de 2004.

VISTOS:                  El  articulo  32  numero  8  de  la   Constitucion
                         Politica de la Republica,  el articulo 3 de la Ley
                         No. 19.915, los articulos 45 y 46 del Decreto Ley No. 1.263, de 1975, el Decreto Ley No. 2.349 de 1978,
                         el Decreto Supremo No. 1.009 de 1978 del Ministerio de Hacienda, y sus modificaciones y el Decreto Supremo No. 217 de 1999 del Ministerio de Hacienda;

DECRETO:

1. AUTORIZASE al Ministro de Hacienda o al Embajador Consul General de Chile en la ciudad de Nueva York para que, indistintamente, representen a la Republica de Chile (en adelante, la "Republica") en la emision y colocacion de valores representativos de deuda publica directa de largo plazo (en adelante, los "Bonos") que seran emitidos por la Republica y denominados en dolares de los Estados Unidos de America (en adelante, indistintamente, "US$" o "Dolares") hasta por el monto total maximo de US$ 1.000 millones para ser colocados en los mercados de capitales internacionales.

En uso de esta facultad, los personeros antes mencionados podran celebrar, otorgar, ejecutar y suscribir, todos los actos, contratos y documentos que sean necesarios para la emision, registro, colocacion y enajenacion de los Bonos y cualquier otro que fuere requerido para completar adecuadamente la operacion de endeudamiento que se autoriza.

Tales actos, contratos y documentos se refieren en particular, pero no se limitan, a cualquiera de los siguientes:

(a) contratos de colocacion, en virtud de los cuales ciertas instituciones financieras extranjeras se comprometeran a adquirir y, posteriormente, colocar los Bonos entre inversionistas en mercados de capitales internacionales;

(b) solicitudes de registro de la emision de Bonos a que alude este Decreto Supremo, ante organismos administrativos y/o bolsas de valores, y modificaciones a las mismas;

(c) contratos de agencia fiscal, cualquier modificacion a aquellos o a algun contrato de agencia fiscal de que sea parte la Republica en la actualidad y que sea necesario modificar a fin de dar curso a la emision de los Bonos; y

(d)          los Bonos.

2. LOS RECURSOS liquidos obtenidos de la colocacion de estos Bonos se destinaran al cumplimiento de obligaciones de las partidas 50-01-03 del Tesoro Publico-Fisco Operaciones Complementarias y 50-01-04 del Tesoro Publico-Fisco Servicio de la Deuda Publica y prepago de deuda publica por un monto aproximado de US$ 450 millones.

3. AUTORIZASE a la Republica para que la emision de los Bonos se efectue, ya sea en virtud de la nueva serie de Bonos que este Decreto Supremo autoriza o mediante la reapertura (en adelante, la "Reapertura") de la serie de bonos emitidos con fecha 28 de abril de 1999 por un total de US$ 500 millones que devengan una tasa de interes del 6,875% y denominados en Dolares (en adelante, la "Serie Reabierta) que fuera autorizada por el Decreto Supremo No. 217 de 1999 del Ministerio de Hacienda, cuyos terminos y condiciones son por este acto modificados en todo aquello que fuere pertinente a fin de lograr debidamente el proposito de incrementar la Serie Reabierta y colocar los Bonos resultantes de la Reapertura. En consecuencia, se da por modificado dicho Decreto Supremo No. 217 de 1999 del Ministerio de Hacienda para todos los efectos legales y administrativos a que hubiere lugar.

             En consecuencia, la Serie Reabierta podra incrementarse hasta por el monto de US$ 1.000 millones de manera que una vez efectuada la Reapertura, el monto total de la Serie Reabierta podra alcanzar hasta un total de US$ 1.500 millones.

             Cada vez que este Decreto Supremo haga mencion del termino "Bono" se entendera que hace referencia tambien a los Bonos resultantes de la Reapertura, a menos que expresamente o del tenor de lo que sea dispuesto, deba entenderse lo contrario o algo distinto.

4. LAS CARACTERISTICAS y condiciones financieras de la emision de Bonos, ya sea aquellos pertenecientes a la nueva serie que por este Decreto Supremo se autoriza o aquellos resultantes de la Reapertura, seran las siguientes, haciendo las salvedades para uno u otro caso, segun corresponda:

(a)          Emisor: La Republica;

(b) Series, Cauciones y Preferencias: Los Bonos seran emitidos en una misma serie, sin cauciones ni preferencias de clase alguna.

             En el caso de la Reapertura, los Bonos resultantes perteneceran a la Serie Reabierta y tendran las cauciones y/o preferencias de que goce dicha Serie Reabierta, si fuere el caso;

(c) Expresion y Cortes: Los Bonos seran expresados en Dolares y seran emitidos en cortes minimos de US$ 1.000 cada uno;

(d) Plazo y Fecha de Emision: Los Bonos podran ser emitidos en cualquier tiempo desde la fecha de publicacion del presente Decreto Supremo en el Diario Oficial y hasta el 1 de marzo de 2004, ambas fechas inclusive;

(e) Plazo, Forma y Precio de Colocacion: Los Bonos podran ser colocados en una o mas etapas desde su emision y hasta el 1 de marzo de 2004, ambas fechas inclusive. El precio de colocacion no podra ser inferior al 96% de su valor par;

(f) Amortizacion de Capital: El capital de los Bonos sera amortizado en una sola cuota al vencimiento de los Bonos;

(g) Vencimiento: El vencimiento de los Bonos ocurrira al cuarto ano contado desde la fecha de emision de los mismos.

             Los Bonos resultantes de la Reapertura venceran en la fecha en que la Serie Reabierta tiene prevista para vencer segun sus terminos y condiciones particulares;

(h) Rescate Anticipado: Los Bonos podran ser rescatados anticipadamente;

 (i) Tasa de Interes: Los Bonos colocados devengaran un interes equivalente a la tasa de interes interbancaria ofrecida en la ciudad de Londres, Reino Unido (LIBOR) aplicable sobre depositos en Dolares por periodos de 180 dias aumentada por un margen de hasta 70 puntos base. La documentacion requerida para dar curso a la emision de los Bonos, podra establecer disposiciones que precisaran y complementaran adecuadamente la forma de determinar y calcular la tasa LIBO antes indicada, en especial en lo referido a la sustitucion especial o permanente de dicha tasa en caso de su ausencia en las fechas y horas que sean relevantes, como asimismo, el establecimiento de buena fe, de otros modos destinados a calcular la tasa de interes que devengaran los Bonos en caso de llegar a ser requerido.

             Con todo y sin perjuicio de lo establecido precedentemente, los Bonos resultantes de la Reapertura devengaran la tasa de interes establecida para dicha Serie Reabierta y comenzaran a devengarlos a partir de la fecha de emision. No obstante, el primer pago de intereses se hara por la cantidad equivalente a como si se hubieren devengado intereses por el total del periodo de intereses que ha comenzado a computarse desde el 28 de octubre de 2003;

(j) Fecha de Pago de Intereses: Los intereses devengados por los Bonos seran pagados semestralmente al final del periodo, y a contar de la fecha de su emision.

             Los intereses devengados por los Bonos resultantes de la Reapertura, seran pagados los dias 28 de abril y 28 de octubre concluyendo el 28 de abril de 2009;

(k) Otros Gastos y Comision de participacion: Podra convenirse el pago de otras obligaciones pecuniarias usuales para este tipo de operaciones en los mercados financieros internacionales, tales como intereses penales, compensaciones, comision de agencia y/o de participacion, tarifa de registro y/o de alistamiento en bolsa de valores, honorarios por calificacion de riesgo, honorarios legales, y otros honorarios y reembolsos de gastos que se irroguen con relacion a esta emision de Bonos.

             En lo concerniente a la comision de participacion, esta no podra ser mayor al 0,35% del monto total de los fondos obtenidos a partir de la colocacion de los Bonos. La comision de participacion sera pagadera en Dolares y deducida directamente de los recursos obtenidos de la colocacion de los Bonos; y

(l)          Contratos  de  Agencia  Fiscal  y  de  Colocacion:  Los  demas terminos y condiciones de los Bonos o de su emision y colocacion, seran establecidos por la Republica, segun corresponda, ya sea en el contrato de agencia fiscal o en el contrato de colocacion que al efecto, aquella suscriba o haya suscrito a esta fecha con alguna institucion financiera internacional.

5. AUTORIZASE al Tesorero General de la Republica para que reciba de los suscriptores de los Bonos resultantes de la Reapertura que seran colocados, una cantidad de Dolares equivalente al resultado de calcular los intereses que habrian devengado dichos Bonos entre el 28 de octubre de 2003 hasta la fecha de su emision. Las sumas antedichas seran aplicadas al pago de la primera cuota de intereses de dichos Bonos.

6. LOS CONTRATOS DE AGENCIA FISCAL Y DE COLOCACION se sujetaran a lo senalado en el Decreto Ley No. 2.349 de 1978 y en el Decreto Supremo No. 1.009 del mismo ano. Los acuerdos antes senalados, respectivamente y en lo que les fuera correspondiente, podran regular, sin que sea limitado a, los siguientes asuntos:

 (a) forma y procedimientos de emision y/o colocacion, transferencia de los Bonos -incluyendo sus efectos-;

 (b)         rescate, modificacion y sustitucion de los Bonos;

 (c)         lugar de pago de los Bonos;

 (d)         efectos de la mora de pago de los Bonos;

 (e) clausulas de accion colectiva para la modificacion de los terminos y condiciones de los Bonos o la aceleracion del pago de los mismos;

 (f)         normas de aceleracion del pago de los Bonos;

 (g)         sometimiento al derecho o a tribunales extranjeros;

 (h)         renuncia a la inmunidad de ejecucion;

 (i) senalamiento de domicilio para notificaciones de caracter contencioso en contra de la Republica; y

 (j) designacion de mandatarios en el extranjero para la notificacion de contiendas judiciales en contra de la Republica.

En el futuro, una vez que los Bonos se encuentren efectivamente colocados en todo o parte, la modificacion de los terminos y condiciones de los documentos en que se basa la emision de los Bonos, o la modificacion de los Bonos mismos, solo sera efectiva, vigente y validamente aplicable en contra de la Republica, una vez que esta haya aceptado tales modificaciones por medio de una resolucion de igual o mayor rango legal al presente Decreto Supremo, lo cual podra tambien ocurrir, mediante un acto previo al acuerdo que verse sobre cualquier modificacion, con tal que quede sujeto al cumplimiento de condiciones expresas y determinadas.

7. AUTORIZASE al Tesorero General de la Republica para que represente a la Republica en la administracion de la emision de Bonos que aqui se aprueba. En uso de esta facultad podra:

(a) Pagar los intereses, compensaciones, comisiones, honorarios y gastos que procedan de acuerdo a este Decreto Supremo; y

(b) Rescatar los Bonos a la fecha de su vencimiento, pudiendo celebrar acuerdos especiales para el rescate anticipado de los mismos. En este caso, el rescate podra hacerse en cualquier momento, en todo o en parte, a prorrata, sin premio ni sancion.

8. EL RESCATE de los Bonos, el pago de los intereses, comisiones, compensaciones, honorarios y otros gastos, sera efectuado por la Tesoreria General de la Republica con cargo a los fondos que anualmente se consulten en el Programa Servicio de la Deuda Publica del Presupuesto del Tesoro Publico.

9. LOS CONTRATOS y documentos que se otorguen de acuerdo a lo dispuesto en el N 1 de este Decreto Supremo deberan, ademas, ser firmados por el Tesorero General de la Republica y refrendados por el Contralor General de la Republica, en virtud de lo dispuesto en los articulos 45 y 46 del Decreto Ley No. 1.263 de 1975.

10. AUTORIZASE al Embajador Consul General de Chile en la ciudad de Nueva York para que en caso que los contratos y documentos a que se refiere el N 1 de este Decreto Supremo se otorguen o suscriban en el exterior y el Tesorero General de la Republica no concurra a su otorgamiento, suscriba u otorgue dichos contratos y documentos en su representacion, y para que en representacion del Contralor General de la Republica, y a su pedido, proceda a su refrendacion.

11.          AUTORIZASE a los personeros mencionados en el No. 1 de este
             Decreto Supremo para que, en los contratos y documentos que suscriban en virtud de lo ahi dispuesto, acepten estipulaciones que establezcan que dichos contratos quedaran sometidos al derecho o a tribunales extranjeros; igualmente dichas estipulaciones podran disponer la renuncia a la inmunidad de ejecucion, el senalamiento de domicilio y la designacion de mandatarios en el extranjero.

TOMESE RAZON, COMUNIQUESE Y PUBLIQUESE


                                       RICARDO LAGOS ESCOBAR
                                     Presidente de la Republica
                                     --------------------------

                NICOLAS EYZAGUIRRE GUZMAN
                   Ministro de Hacienda

GOVERNMENT OF CHILE
MINISTRY OF FINANCE

RE:          AMENDS AUTHORIZES THE ISSUANCE AND PLACEMENT OF BONDS ABROAD.

No.             36.-
---------------------

SANTIAGO,   January 21, 2004.

IN VIEW OF:     the Supreme Decree No. 11 as of 2004 of the Ministry of
                Finance;

I DO DECREE THAT:

1. The following terms and conditions of the newly issued series of Bonds authorized by Supreme Decree N 11 as of 2004 of the Ministry of Finance and included in section 4, ARE HEREBY AMENDED:

(a)          To add in letter (c), the following new second paragraph:

             "In connection with the Reopening, the resulting Bonds shall have the same denomination and large amount as the Bonds of the reopened Series;";

(b) In the first sentence of the first paragraph of letter (i), to replace the expression "180 days" with "three months"; and

(c) In the first paragraph of letter (j), to replace the word "semi-annual" with "quarterly".

2. In everything else, the characteristics, terms and conditions of the Bonds and the remaining provisions of the Supreme Decree N 11 as of 2004 of the Ministry of Finance remain unaltered so that each and all parts not being amended by this Supreme Decree are hereby ratified for every and all applicable legal and administrative effects.

TO BE RECORDED, NOTIFIED AND PUBLISHED.

                                                     RICARDO LAGOS ESCOBAR
                                                   President of the Republic
                                                   -------------------------

                              NICOLAS EYZAGUIRRE GUZMAN
                                 Minister of Finance




  GOBIERNO DE CHILE
  -----------------
MINISTERIO DE HACIENDA

REF.:        AUTORIZA OPERACION DE EMISION Y COLOCACION DE BONOS EN EL EXTERIOR.

N               36.-
--------------------


SANTIAGO, 21 de enero de 2004.

VISTOS:      El Decreto Supremo No. 11 de 2004 del Ministerio de Hacienda,

DECRETO:

1. MODIFICANSE los siguientes terminos y condiciones de la nueva serie de Bonos que fuera autorizada por medio del Decreto Supremo No. 11 de 2004 del Ministerio de Hacienda y que constan en la seccion 4 del mismo:

(a)          Para agregar a la letra (c), el siguiente nuevo parrafo segundo:

             "En el caso de la Reapertura, los Bonos resultantes tendran identica denominacion y tamano de corte que los Bonos de la Serie Reabierta;";

(b) En la primera frase del parrafo primero de la letra (i), reemplazar la expresion "180 dias" por "tres meses"; y

(c) En el parrafo primero de la letra (j), reemplazar la palabra "semestralmente" por "trimestralmente".

2. En todo lo demas, las caracteristicas, terminos y condiciones de los Bonos y las demas disposiciones del Decreto Supremo No. 11 de 2004 del Ministerio de Hacienda, se mantienen inalteradas ratificandose en todas sus partes no modificadas por este Decreto Supremo para todos los efectos legales y administrativos a que hubiere lugar.

TOMESE RAZON, COMUNIQUESE Y PUBLIQUESE


                                                     RICARDO LAGOS ESCOBAR
                                                  Presidente de la Republica
                                                  --------------------------

                            NICOLAS EYZAGUIRRE GUZMAN
                              Ministro de Hacienda